EXHIBIT 10.5

OUTSIDE DIRECTOR

RESTRICTED STOCK AWARD

granted by

EQUITABLE FINANCIAL CORP.

under the

EQUITABLE FINANCIAL CORP.

2016 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2016 Equity Incentive Plan (the “Plan”) of Equitable Financial Corp. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.          Name of Participant:____________________________________________________________

2.          Date of Grant: _________________________________________________________________

3.          Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award: _____________________________________________________

(subject to adjustment pursuant to Section 9 hereof).  Notwithstanding the foregoing, the number of Restricted Stock Awards granted to the Participant under the Plan is subject to the limitation set forth in Section 3.3(d) of the Plan.

4.          Vesting Schedule.

Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein, provided, however that that vesting rate shall not exceed 20% per year, with the first installment vesting no earlier than one year after the date on which stockholders of the Company approved the Plan (which occurred on November 15, 2016).

The Restricted Stock Awards granted under the Plan shall vest in five (5) equal annual installments, with the first installment vesting on the first anniversary of the date of grant, ________________ and succeeding installments on each anniversary thereafter, through ________________.  To the extent the shares of Restricted Stock awarded to me are not equally divisible by “5,” any excess shares of Restricted Stock shall vest on ________________.

Vesting will automatically accelerate pursuant to Sections 2.9 and 4.1 of the Plan (in the event of death, Disability or at the time of a Change in Control).

5.          Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  Awards of Restricted Stock will not be transferable prior to the time that such Awards vest in the Participant.

6.          Terms and Conditions.

The Participant will have the right to vote the shares of Restricted Stock awarded hereunder.

Any cash dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award will be immediately distributed to the Participant.  Any stock dividends declared and paid with respect to shares of Stock subject to the Restricted Stock Award will be issued subject to the same restrictions and the same vesting schedule as the underlying share of Stock on which the dividend was declared.

7.          Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.          Change in Control.

8.1.At the time of a Change in Control, all Restricted Stock Awards subject to this Agreement will become fully vested.

8.2.A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

9.          Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.          Effect of Termination of Service on Restricted Stock Award.

10.1.This Restricted Stock Award will vest as follows:

(i)         Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock subject to this Agreement will vest as to all shares subject to an outstanding Award at the date of Termination of Service.

(ii)        Disability.  In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock subject to this Agreement will vest at the date of Termination of Service.

(iii)       Termination for Cause.  If the Participant’s Service has been terminated for Cause, all Restricted Stock granted to a Participant that has not vested will expire and be forfeited.

(iv)       Other Termination.  If the Participant terminates Service for any reason other than due to Disability or death, all shares of Restricted Stock subject to this Agreement which have not vested as of the date of Termination of Service will expire and be forfeited.

11.        Miscellaneous.

11.1.     This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.2.     Restricted Stock Awards are not transferable prior to the time such Awards vest in the Participant.

11.3.     This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of Nebraska.

11.4.     This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

11.5.     Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding (as if the Award were subject to tax withholding) by withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding.

11.6.     The Restricted Stock Award is subject to the regulatory requirements set forth in Section 7.19.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

EQUITABLE FINANCIAL CORP.

By:
Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2016 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2016 Equity Incentive Plan.

PARTICIPANT

EXHIBIT A

ACKNOWLEDGMENT OF RECEIPT OF EARNED SHARES

I hereby acknowledge the delivery to me by Equitable Financial Corp. (the “Company”) or its affiliate on _____________________________, of stock certificates for __________________ shares of common stock of the Company earned by me pursuant to the terms and conditions of the Restricted Stock Agreement and the Equitable Financial Corp. 2016 Equity Incentive Plan, which shares were transferred to me on the Company’s stock record books on                                         .

Date:
Participant’s signature